Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Jordan Brock, Principal Executive Officer, and Frank A. Walters, Principal Financial Officer, of Sharing Services, Inc. (the "Company") do hereby certify, each to the best of such officer's knowledge, that:

1. The Quarterly Report on Form 10-Q of Sharing Services, Inc. fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period ended January 31, 2017.

Dated: March 17, 2017

/s/ Jordan Brock

Jordan Brock

President and Principal and Chief Executive Officer

/s/ Frank A Walters

Frank A. Walters

Chief Financial Officer

and Principal Accounting and Financial Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sharing Services, Inc. and will be retained by Sharing Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.